Exhibit 10.20.5


                                    AMENDMENT
                                     TO THE
                                ALBERTSON'S, INC.
                         1990 DEFERRED COMPENSATION PLAN


     This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS

     Whereas, the Corporation established the Albertson's Inc. 1990 Deferred Compensation Plan effective January 1, 1990 (the "Plan");

     Whereas, the Corporation, pursuant to Section 10.1 of the Plan, retained the right to amend the Plan and Section 10.1 provides that the Plan may be amended by the Grantor Trust Committee ("Committee") appointed by the Board of Directors of Albertson's, Inc. ("Board"), and the Board has granted the authority to amend the Plan to the Committee so long as such amendments do not materially alter benefits; and

     Whereas, the Committee has determined that it is advisable to amend the Plan in the manner hereinafter set forth.

                                    AMENDMENT

     Now therefore be it resolved that the Plan is amended, as of May 1, 2001, in the following respects:

1.   Section 6.4(a) shall be amended to read as follows:

     (i) Except as otherwise provided in this Section 6.4, the amount credited to a Participant's Account shall be paid in one or more of the following forms: (A) a single lump sum, (B) a 5-year payout in 60 approximately equal monthly installments or 5 (five) equal annual installments, but not both,
     (C) a 10-year payout in 120 approximately equal monthly  installments or 10
     (ten) equal annual installments, but not both or (D) a 15-year payout in 180 approximately equal monthly installments or 15 (fifteen) equal annual payments, but not both, or a combination of the foregoing, as the Participant shall elect in any Deferral Agreement; provided, however, that in the absence of such election in any Deferral Agreement, the respective amounts credited to the Participant's Account shall be payable in 120 approximately equal monthly installments. If installment payments are elected, the Account shall be amortized with an assumed rate of return of six percent (6%) unless the Participant selects, and the Committee approves, an alternative assumed rate of return. As of each January 1, the amount to be distributed in installment payments for that year shall be determined by amortizing the Participant's Account balance as of the preceding December 31 over the remainder of the installment period, using

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     the assumed rate of return which was fixed under the preceding  sentence at the time installment payments were elected. The Participant shall not be entitled to select a different form of distribution with respect to the amounts credited to the Participant's Account in each Plan Year. Instead, the distribution form(s) selected by the Participant shall apply to the entire balance of the Participant's Account.

     (ii) The Participant may modify the form of the distribution of all or part of the Participant's Account, provided that such modification is made on a validly executed and timely filed Deferral Agreement at least twelve (12) months prior to the date on which the modification is to be effective. Notwithstanding the foregoing, distribution of the Participant's entire Account balance must be completed no later than the fifteenth year following the year in which distributions commence.

2.   Section 7.1 shall be amended to read as follows:

     The Participant may, at any time, designate a Beneficiary or Beneficiaries to receive the benefits payable in the event of his or her death and may designate a successor Beneficiary or Beneficiaries to receive any benefits payable in the event of the death of any other Beneficiary. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If no Beneficiary shall be designated by the Participant, or if his or her Beneficiary designation is revoked by marriage, divorce or otherwise without execution of another designation, or if the designated Beneficiary or Beneficiaries shall not survive the Participant, payment of the Participant's Account shall be made to the Participant's estate in a single lump sum payment. Notwithstanding any provision of this Plan to the contrary, any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee.

     IN WITNESS WHEREOF, Albertson's, Inc. has caused this instrument to be executed by its officer, duly authorized by its Board of Directors, this 25 day of May, 2001.

                                   ALBERTSON'S, INC.

                                       By: /s/ Thomas R. Saldin
                                           ----------------------------------
                                           Thomas R. Saldin
                                           Executive Vice President
                                           Administration and General Counsel











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